                                                                    EXHIBIT 3.32

Corporations Section                                          Geoffrey S. Connor
P. O. Box 13697                      [SEAL]                   Secretary of State
Austin, Texas 78711-3697

                        OFFICE OF THE SECRETARY OF STATE

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

                             Harper Telephone, L.P.
                                    800158786

Articles of Conversion                                         December 31, 2002
Certificate of Assumed Business Name                            January 21, 2003
Change of Registered Agent/ Office                                 July 31, 2003

                                      In testimony whereof, I have hereunto
                                      signed my name officially and caused to
                                      be impressed hereon the Seal of State at my office in Austin, Texas on February 03, 2005.

[SEAL]

                                           /s/ Geoffrey S. Connor
                                 -----------------------------------------------
                                           Geoffrey S. Connor
                                           Secretary of State

                             Come visit us on the internet at
Phone: (512) 463-5555          http://www.sos.state.tx.us/            TTY: 7-1-1
Prepared by: SOS-WEB              Fax: (512) 463-5709      Document: 81617410003

                             ARTICLES OF CONVERSION
                                       OF
                            HARPER TELEPHONE COMPANY

      Pursuant to the provisions of article 5.17 of the Texas Business Corporation Act and section 6132b-9.05 of the Texas Revised Partnership Act, the undersigned converting entity certifies the following Articles of Conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act and the Texas Revised Limited Partnership Act.

      1. A plan of conversion was approved and adopted in accordance with the provisions of article 5.03 of the Texas Business Corporation Act providing for the conversion of Harper Telephone Company a corporation incorporated under the Texas Business Corporation Act, to Harper Telephone, L.P., a Texas limited partnership.

      2. An executed plan of conversion is on file at the principal place of business of the converting entity at 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX, 75062-2707 and, from and after the conversion, an executed plan of conversion will be on file at the principal place of business of the converted entity at 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX, 75062-2707.

      3. A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion) on written request and without cost to any shareholder or member of the converting entity or the converted entity.

      4. The approval of the plan of conversion was duly authorized by all action required by the laws under which Harper Telephone Company is incorporated and by its constituent documents. The number of outstanding shares entitled to vote is 10,000.

      5. The number of shares voted for and against the plan of conversion, respectively, are as follows:

Total Voted For:       Total Voted Against:
----------------       --------------------
    10,000                     -0-
================       ====================

      6. Two copies of the Certificate of Limited Partnership of Harper Telephone, L.P. which is to be created pursuant to the plan of conversion are being filed with the Secretary of State with the Articles of Conversion. A copy of the Certificate of Limited Partnership of Harper Telephone, L.P. is attached as an exhibit to these Articles of Conversion.

      7. Harper Telephone, L.P. will be responsible for the payment of all fees and franchise taxes for which the Harper Telephone Company is liable, and further, Harper Telephone, L.P. will be obligated to pay such fees and franchise taxes if the same are not timely paid.

      8. The conversion will become effective at 11:59 p.m. December 31, 2002, in accordance with the provisions of article 10.03 of the Texas Business Corporation Act and section 2.12 of the Texas Revised Limited Partnership Act.

                                  Harper Telephone Company

                                  By:     /s/ William M. Ojile, Jr.
                                     --------------------------------------
                                          William M. Ojile, Jr.
                                          Secretary

                      PLAN OF CONVERSION AND REORGANIZATION

1. This Plan of Conversion and Reorganization is entered into between Harper Telephone Company, a Texas business corporation, and Harper Telephone, L.P., a Texas limited partnership.

2.    The name of the converting entity is Harper Telephone Company.

3.    The name of the converted entity is Harper Telephone, L.P.

4. Harper Telephone Company, the converting entity, is continuing its existence in the organizational form of Harper Telephone, L.P; Harper Telephone, L.P. shall continue the historic business of Harper Telephone Company using the historic business assets of Harper Telephone Company.

5. Harper Telephone, L.P., the converted entity, is to be a limited partnership formed under the laws of the State of Texas.

6. Kerrville Communications Enterprises, LLC, the sole limited partner of Harper Telephone, L.P., will receive a 99% limited partner interest in the capital of Harper Telephone, L.P. and a 99% sharing percentage interest in the profits and losses of Harper Telephone, L.P. in exchange for 9,900 shares of Harper Telephone Company common stock, no par value, which Kerrville Communications Enterprises, LLC owns. Kerrville Communications Management, LLC, the sole general partner of Harper Telephone, L.P., will receive a 1 percent (1%) general partner interest in capital of Harper Telephone, L.P., and a 1 percent (1%) sharing percentage interest in the profits and losses of Harper Telephone, L.P. in exchange for 100 shares of Harper Telephone Company common stock, no par value, which Kerrville Communications Management, LLC owns.

7. This Plan of Conversion and Reorganization is intended to effect a reorganization under Internal Revenue Code Section 368(a)(1)(F).

8. The Articles of Incorporation, as amended, of Harper Telephone Company are attached hereto as an exhibit.

9. The Certificate of Limited Partnership of Harper Telephone, L.P. is attached hereto as an exhibit.

10. This Plan of Conversion and Reorganization is to be effective as of 11:59 p.m. on December 31, 2002.

     [Remainder of page intentionally left blank. Signature page(s) follow.]

Dated this 31st day of December, 2002.

                               HARPER TELEPHONE COMPANY

                               By: /s/ William M. Ojile, Jr.
                                   ----------------------------------------
                                       William M. Ojile, Jr.
                                       Secretary

                               HARPER TELEPHONE, L.P.

                               By: Kerrville Communications Management, LLC, its general partner

                               By: /s/ William M. Ojile, Jr.
                                   ----------------------------------------
                                       William M. Ojile, Jr.
                                       Manager

[SEAL]     Office of the Secretary of State
           Corporations Section
           P.O. Box 13697
           Austin, Texas 78711-3697

                       CERTIFICATE OF LIMITED PARTNERSHIP

      1.    The name of the limited partnership is: Harper Telephone, L.P.

      2. The street address of its proposed registered agent in Texas is (a P.O. Box is not sufficient): One Commodore Plaza, 800 Brazos, Austin, TX 78701;

            And the name of its proposed registered agent in Texas at such address is:

            Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

      3. The address of the principal office in the United States where records of the partnership are to be kept or made available is: 201
            E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX 75062-2707

      4. The name, the mailing address and the street address of the business or residence of each general partner are as follows:

                                MAILING ADDRESS                   STREET ADDRESS
         NAME             (include city, state, zip code)  (include city, state, zip code)
------------------------  -------------------------------  -------------------------------
Kerrville Communications    201 E. John Carpenter             201 E. John Carpenter
Management, LLC             Freeway, Suite 200, Las           Freeway, Suite 200, Las
                            Colinas Tower I, Irving, TX       Colinas Tower I, Irving, TX
                            75062-2707                        75062-2707

      5. The partnership is being created pursuant to that certain Plan of Conversion, effective as of December 31,2002, for Harper Telephone Company, a Texas corporation.

      6.    Information regarding the prior form of organization, is as follows:

            (a)   Name: Harper Telephone Company
            (b)   Address: 955 Water Street, Kerrville, TX 78028
            (c)   Prior form of organization: Texas business corporation
            (d)   Date of incorporation: September 17, 1981
            (e)   Jurisdiction: Texas

                                   EXHIBIT A

                                      KERRVILLE COMMUNICATIONS MANAGEMENT, LLC

                                      By:  Kerrville Communications Corporation,
                                      its sole member

                                      By:  /s/ William M. Ojile, Jr.
                                           ------------------------------------
                                               William M. Ojile, Jr.
                                               Secretary

[SEAL]    Office of the Secretary of State
          Corporations Section
          P.O. Box 13697
          Austin, Texas 78711-3697

                       CERTIFICATE OF LIMITED PARTNERSHIP

      1.    The name of the limited partnership is: Harper Telephone, L.P.

      2. The street address of its proposed registered agent in Texas is (a P.O. Box is not sufficient): One Commodore Plaza, 800 Brazos, Austin, TX 78701;

            And the name of its proposed registered agent in Texas at such address is:

            Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

      3. The address of the principal office in the United States where records of the partnership are to be kept or made available is: 201
            E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX 75062-2707

      4. The name, the mailing address and the street address of the business or residence of each general partner are as follows:

                                MAILING ADDRESS                   STREET ADDRESS
         NAME             (include city, state, zip code)  (include city, state, zip code)
------------------------  -------------------------------  -------------------------------
Kerrville Communications    201 E. John Carpenter             201 E. John Carpenter
Management, LLC             Freeway, Suite 200, Las           Freeway, Suite 200, Las
                            Colinas Tower I, Irving, TX       Colinas Tower I, Irving, TX
                            75062-2707                        75062-2707

            5. The partnership is being created pursuant to that certain Plan of Conversion, effective as of December 31, 2002, for Harper Telephone Company, a Texas corporation.

            6. Information regarding the prior form of organization, is as follows:

                  (a)   Name: Harper Telephone Company
                  (b)   Address: 955 Water Street, Kerrville, TX 78028
                  (c)   Prior form of organization: Texas business corporation
                  (d)   Date of incorporation: September 17, 1981
                  (e)   Jurisdiction: Texas.

                                    EXHIBIT A

                               KERRVILLE COMMUNICATIONS MANAGEMENT, LLC

                               By: Kerrville Communications Corporation, its sole member

                               By:  /s/ William M. Ojile, Jr.
                                    -----------------------------------------
                                        William M. Ojile, Jr.
                                        Secretary

[SEAL]    Office of the Secretary of State
          Corporations Section
          P.O. Box 13697
          Austin, Texas 78711-3697

                            ASSUMED NAME CERTIFICATE
                     FOR FILING WITH THE SECRETARY OF STATE

      1. The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application for certificate of authority or comparable document is Harper Telephone, L.P.

      2. The assumed name under which the business or professional service is or is to be conducted or rendered is Harper Telephone Company.

      3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas and the address of its registered or similar office in that jurisdiction is CSC Corporation, 800 Brazos, Austin, TX 78701.

      4. The period, not to exceed 10 years, during which the assumed name will be used is January 1, 2003 through December 31, 2012.

      5.    The entity is a (check one):

            A.  [ ] Business Corporation

                [ ] Professional Corporation

                [ ] Limited Liability Company

                [ ] Registered Limited Liability Partnership

                [ ]  Non-Profit Corporation

                [ ]  Professional Association

                [X]  Limited Partnership

            B. If the entity is some other type business, professional or other association that is incorporation, please specify below (e.g., bank, savings and loan association, etc.)

      6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 800 Brazos, Austin, TX 78701, and the name of its registered agent at such address is Corporation Service Company. The address of the principal office (if not the same as the registered office) is 955 Water Street, Kerrville, TX 78028.

      7. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT") ALL.

      8. The undersigned, if acting in the capacity of an attorney-in-fact of the entity, certifies that the entity has duly authorized the attorney-in-fact in writing to execute this document.

                                   By: /s/ John J. Mueller
                                       -------------------------------------
                                           John J. Mueller, Manager

State of Texas       )
                     )
County of Dallas     )

Before me on this 2nd day of January, 2003, personally appeared John J. Mueller and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed.

                                   By:  /s/ Elizabeth Peril
                                        -------------------------------------

                                        Notary Public Dallas County

[NOTARY SEAL]   Elizabeth I. Peril
                Notary Public
                State of Texas
                My Commission Expires
                July 18, 2005